UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2018

ORGANICELL REGENERATIVE MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4045 Sheridan Avenue, Suite 239, Miami, FL 33140

(Address of Principal Executive Officers)       (Zip Code)

Registrant's telephone number, including area code: (888)963-7881

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

(Former name or former address, if changed since last report)

With a copy to:

Richard C. Fox, Esq.

Fox Law Offices, P.A.

561 NE Zebrina Senda

Jensen Beach, FL 34957

T: 772.225.6435

rickfoxesq@gmail.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 8, 2018, the Company received the written consent of the Board of Directors of the Company (“Board”) and, on May 9, 2018, the written consent of the shareholders holding a majority in interest of the voting power of the Company (86.9%) adopting resolutions which authorized the Company to amend its Articles of Incorporation to change the name of the Company from "Biotech Products Services and Research, Inc." to “Organicell Regenerative Medicine, Inc.” The Company filed a Certificate of Amendment with the Nevada Secretary of State and, effective June 20, 2018, the Company’s name has been changed to Organicell Regenerative Medicine, Inc.

Item 8.01	Other Events

On May 8, 2018, the Board adopted resolutions to (i) amend its Articles of Incorporation to reduce the number of authorized shares of Common Stock from 750,000,000 to 250,000,000 and (ii) reverse split the issued and outstanding shares of the Company’s Common Stock on a ratio of seventeen (17) current shares for one (1) share of new shares. On May 9, 2018, shareholders holding a majority in interest of the voting power of the Company (86.9%) approved the amendment and the reverse stock split. On June 1, 2018, the Company filed a Company-Related Action Notification with FINRA to provide notice of certain proposed actions by the Company, including the amendment and reverse stock split. To date, FINRA has not processed announcements for these Company-Related Actions. At such time as FINRA processes the announcements, the Company will effect the reverse split of its Common Stock and amend its Articles to reduce its authorized Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2018	ORGANICELL REGENERATIVE MEDICINE, INC.

	By:	/s/ Albert Mitrani
Albert Mitrani President